Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 20, 2020 by and among GiveMePower Corporation, a Nevada corporation (the “Company”), and the purchaser, Poverty Solutions, Inc. (“Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 11 hereof.

RECITALS

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desire to purchase from the Company securities, referred to herein for convenience as share of common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1. Authorization of Securities. The Company has authorized the issuance and sale of 5 million shares of its Common stock for a consideration of $20,000 in cash.

2. Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, at the Closing (as defined in Section 3) 5 million Shares.

3. Closing. Subject to the satisfaction of the closing conditions set forth in Section 7, the closing (the “Closing”), with respect to the transaction contemplated in Section 2 hereof, shall take place at the Company’s office located at 370 Amapola Ave., Suite 200A, Torrance CA 90501, on October 20, 2020, or at such other time and place as the Company and Purchaser may agree, including remotely via the exchange of documents and signatures (the “Closing Date”).

4. Representations and Warranties of the Purchaser. Each Purchaser, severally but not jointly, represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing:

4.1. Organization. The Purchaser represents that the Purchaser is either an individual or an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and has all corporate, partnership, limited liability or similar power and authority, as applicable, to enter into this Agreement and the other Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2. Validity. The execution, delivery and performance of this Agreement, and the other Transaction Documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement and instrument constitutes or will constitute a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3. Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.4. Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

4.5. Investor Questionnaire. In connection with the filing of a Registration Statement, the Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the Registrable Securities, as the Company may reasonably request in writing and as shall reasonably be required in connection with the filing of the Registration Statement. At least five (5) Business Days prior to the first anticipated filing date of such Registration Statement, the Company shall notify the Purchaser of the information the Company requests from the Purchaser.

4.6. Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

4.7. Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the other Transaction Documents and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

4.8. Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.9. Access to Information. The Purchaser has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below.

4.10. Restricted Securities.

(a) The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Securities, except as provided in the Transaction Documents.

(c) The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

4.11. Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.12. Short Sales, etc. Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company during the thirty (30) days prior to the date that the Purchaser first learned of the proposed offering of the Securities. Purchaser represents and warrants to and covenants with the Company that Purchaser will not engage in any short sales of the Company’s Common Stock prior to the earlier of (i) the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative) and (ii) the date as of which the Purchaser may sell any Securities pursuant to Rule 144 promulgated under the Securities Act, to the extent permitted under the Securities Act.

5. Representations and Warranties by the Company. Except as set forth in the SEC Reports or as may be disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchaser dated the date hereof (the “Disclosure Schedule”), the Company represents and warrants to the Purchaser that the statements contained in this Section 5 are true and complete as of the date of this Agreement and will be true and complete as of the date of the Closing, as the case may be.

5.1. Capitalization. As of the date hereof, without giving effect to the Closing or the approval of the Proposal, the authorized capital stock of the Company consists of 1,200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of the date hereof, there are: (i) 27,724,687 shares of Common Stock issued and outstanding, and (ii) 1 (one) shares of Special Preferred Stock issued and outstanding.

5.2. Due Issuance and Authorization of Capital Stock. All of the outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable.

5.3. Organization. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

5.4. Subsidiaries. No direct or indirect Subsidiaries of the Company in involved in this transaction.

5.5. Consents. Neither the execution, delivery or performance of this Agreement or the other Transaction Documents by the Company, nor the consummation by it of the obligations and transactions contemplated hereby or thereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Securities) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.

5.6. Authorization; Enforcement. The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and, subject to the approval of the Proposal, performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the provision to the Purchaser of the rights contemplated by the Transaction Documents) and no action on the part of the stockholders of the Company is required, except for approval of the Proposal the other actions required pursuant to Section 6.9, which will be completed prior to Closing. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company, except for the stockholder approval of the Proposal, which will be completed prior to Closing. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.7. Valid Issuance of Securities. The Common Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Common Shares will be validly issued, fully paid and non-assessable, and the Common Shares shall be free and clear of all Encumbrances.

5.8. No Conflicts. Except as specifically contemplated herein, the execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (a) subject to the approval of the Proposal and the filing of a Certificate of Amendment with the Nevada Secretary of State to give effect to the share increase under the Proposal, result in a violation of the certificate of incorporation, as amended, and the by-laws of the Company (the “Charter Documents”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a material violation of any rule or regulation of FINRA or its Trading Markets, or (e) result in the creation of any Encumbrance upon any of the Company’s assets. The Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect.

5.9. Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company is in compliance with all material terms of the Material Contracts, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. To the knowledge of the Company, it has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.10. Right of First Refusal; Stockholders Agreement; Voting and Registration Rights. Except as provided in this Agreement or the other Transaction Documents, no party has any right of first refusal, right of first offer, right of co-sale, preemptive right or other similar right or any registration right regarding the securities of the Company. There are no provisions of the Charter Documents, and no Material Contracts, other than this Agreement or the other Transaction Documents, that (a) may affect or restrict the voting rights of the Purchaser with respect to the Securities in its capacity as a stockholder of the Company, (b) restrict the ability of the Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Securities, (c) subject to stockholder approval of the Proposal, would adversely affect the Company’s or the Purchaser’s right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the other Transaction Documents and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the Company’s issued and outstanding Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a different vote under Nevada law, or (e) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company in each case.

5.11. Previous Issuances. All shares of capital stock and other securities previously issued by the Company have been issued in transactions registered under or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws. The Company has not violated the Securities Act or any applicable state securities or “blue sky” laws in connection with the previous issuance of any shares of capital stock or other securities.

5.12. No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities, nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Securities under the Securities Act or any other securities laws or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act in any manner that would affect the validity of the private placement exemption under the Act for the offer and sale of the Securities hereunder.

5.13. Financial Statements.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since July 1, 2020 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All agreements to which the Company is a party or to which the property or assets of the Company are subject, which are required to be described in or filed as exhibits to an SEC Report, have been so described or filed.

(b) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.14. Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties or, to the knowledge of the Company, any of its respective officers or directors before any Governmental Entity.

5.15. Taxes. The Company has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by it, which returns and reports were properly completed and are true and correct in all material respects, and all taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or claims now pending or matters under discussion between the Company and any taxing authority in respect of any tax of the Company. The Company has no material uncertain tax positions pursuant to FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes.

5.16. Employee Matters.

(a) The Company has disclosed in the SEC Reports any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that it maintains for employees.

(b) No director or officer or other employee of the Company will become entitled to any retirement, severance, change of control, or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting) or lapse of repurchase rights or obligations with respect to any employee benefit plan subject to ERISA or other benefit under any compensation plan or arrangement of the Company (each, an “Employee Benefit Plan”) as a result of the transactions contemplated in this Agreement.

(c) No executive officer, to the knowledge of the Company, is, or is now reasonably expected to be, in violation of any term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

(d) The Company is in compliance with all applicable federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, except where the failure to comply would not have a Material Adverse Effect, and no work stoppage or labor strike against the Company is pending or, to its knowledge, threatened, nor is the Company involved in or, to its knowledge, threatened with any labor dispute, grievance or litigation relating to labor matters involving any current or former employees of the Company or independent contractors. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Employee Benefit Plan, but excluding any of the foregoing which would not have a Material Adverse Effect.

5.17. Compliance with Laws.  The Company has been and is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct the Company’s present and proposed business and is in compliance with and has not violated, in any material respect, (i) any judgments, orders, decrees, injunctions or writs applicable to the Company, or (ii) any applicable provisions of any laws, statutes, ordinances, rules or regulations applicable to the conduct of the Company’s business, including the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any drug or drug candidate under development, manufactured or distributed by the Company (collectively, “Applicable Laws”).

5.18. Brokers. Other than the Placement Agent, there is no investment banker, broker, finder, financial advisor or other Person that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.19. Environmental Matters.

(a) (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company and no penalty has been assessed against the Company with respect to any matters relating to or arising out of any Environmental Law; (ii) the Company is in compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect; and (iii) to the knowledge of the Company there are no liabilities of or relating to the Company relating to or arising out of any Environmental Law except such as would not have a Material Adverse Effect, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) For purposes of this Agreement, the term “Environmental Laws” means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Materials; and the term “Hazardous Material” means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law including, but not limited to: (i) petroleum, asbestos, or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan.

5.20. Intellectual Property Matters.

(a) “Intellectual Property” means any and all of the following arising under the laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes (other than open source codes), (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing. “Company Intellectual Property” means all Intellectual Property which is used in connection with, and is material to, the business of the Company and all Intellectual Property owned by the Company, provided that any Intellectual Property that is licensed by the Company shall be included within the meaning of Company Intellectual Property only within the scope of use by the Company or in connection with the Company’s business.

(b) With respect to each item of Company Intellectual Property that is material to the Company’s business:

(i) The Company possesses all rights, titles and interests in and to the item if owned by the Company, as applicable, free and clear of any Encumbrance, license or other restriction, and possesses all rights necessary in the case of a licensed item to use such item in the manner in which it presently uses the item or reasonably contemplates using such item, and the Company has taken or caused to be taken reasonable and prudent steps to protect its rights in and to, and the validity and enforceability of, the item owned by the Company;

(ii) the item if owned by the Company is not, and if licensed, to the knowledge of the Company is not, subject to any outstanding injunction, judgment, order, decree, ruling or charge naming the Company;

(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending that challenges the legality, validity, enforceability, use or ownership of the item;

(iv) to the knowledge of the Company, the item if owned by the Company does not infringe upon any valid and enforceable Intellectual Property right or other right of any third party;

(v) to the knowledge of the Company, no third party has infringed upon or misappropriated the Company’s intellectual property rights in the item;

(vi) the Company is not party to any option, license, sublicense or agreement of any kind covering the item that it is in breach or default thereunder, and to the knowledge of the Company and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder; and

(vii) each option, license, sublicense or agreement of any kind covering the item is legal, valid, binding, enforceable and in full force and effect.

(c) All registered patents, copyrights, trademarks and service marks included in the Company Intellectual Property: (x) if owned by the Company and (y) if licensed, to the knowledge of the Company, are valid and subsisting and are not subject to any claims, Encumbrances, taxes or other fees except for periodic filing, annuity and maintenance fees and Permitted Liens.

(d) None of the Key Employees are obligated under any contract (including, without limitation, licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her reasonable diligence to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution, delivery or performance of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s businesses as presently conducted, will violate or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any such Key Employee is obligated, and which violation, breach or default would be materially adverse to the Company.

(e) The Company has entered into confidentiality and proprietary information and assignment of inventions agreements, substantially in the form previously provided to the Purchaser, with the executive officers of the Company. The Company is not aware of any violation by any such executive officers of such agreements.

(f) No stockholder, member, director, officer or employee of the Company has any right, title or interest in any of the Company Intellectual Property.

(g) To the knowledge of the Company, it is not, nor will it be, necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for valid and enforceable inventions, trade secrets or proprietary information that have been assigned to the Company.

(h) The Company maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations to its customers and applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations.

5.21. Related-Party Transactions. Except as disclosed in the SEC Reports or as contemplated hereby, no stockholder who is known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, and no officer or director of the Company or member of his or her immediate family is currently indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. Except as set forth in the SEC Reports, as of the date hereof, no stockholder known by the Company to beneficially own 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company and no member of the immediate family of any stockholder known by the Company to beneficially owns 5% or more (on a fully-diluted basis) of any class of equity securities, officer or director of the Company, is a party to any contract with the Company.

5.22. Title to Property and Assets. The Company does not own any real property. The Company owns or has legally enforceable rights to use or hold for use its personal property and assets free and clear of all Encumbrances except: (i) Permitted Liens and (ii) such other Encumbrances, if any, that individually or in the aggregate, do not and would not detract from the value of any asset or property of the Company or interfere with the use or contemplated use of any personal property of the Company. With respect to any real property, the Company is not in violation in any material respect of any of its leases. All machinery, equipment, furniture, fixtures and other personal property that is material to the Company’s business and all buildings, structures and other facilities, if any, including, without limitation, office or other space used by the Company in the conduct of its business and material to its business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company. The Company has delivered to the Purchaser true and complete copies of any leases related to the real property used by the Company in the conduct of its business.

5.23. Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

5.24. Absence of Changes. Since the date of the latest financial statements included in the SEC Reports and except as contemplated by, or in connection with, this Agreement or the other Transaction Documents, there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.25. Suppliers and Customers. The Company does not have any knowledge of any termination, cancellation or threatened termination or cancellation or limitation of, or any material dissatisfaction with, the business relationship between the Company and any material supplier, customer, vendor, customer or client.

5.26. Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, as they are currently being conducted (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.27. Indebtedness. Other than Permitted Indebtedness, the Company (i) has no outstanding Indebtedness, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or potential future violations relating to the inability to honor conversions of indebtedness into Common Stock due to having an insufficient number of shares of Common Stock authorized and available for issuance, or (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

5.28. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.29. Accountants. Benjamin & Ko, who expressed their opinion with respect to the financial statements included in the SEC Reports, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and Benjamin & Ko.

5.30. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and such Purchaser’s ownership of the Securities.

5.31. Shell Company Status. The Company is not, prior to the date hereof, an issuer subject to Rule 144(i) under the Securities Act.

6. Covenants.

6.1. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

6.2. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall, at the request of the Purchaser, provide evidence of any such action so taken to such Purchaser(s) on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities by the Company, as may be required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6.3. Reporting Status. Until the first anniversary of the Closing, (the “Reporting Period”), the Company shall (i) file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act.

6.4. Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including research and development, sales, marketing, working capital and general and administrative expenses.

6.5. Financial Information. As long as any Securities are outstanding, the Company agrees to send the following to the Purchaser during the Reporting Period (except to the extent that the following are publicly available, in which case the Company shall have no obligations under this Section 6.5 with respect to such publicly available information): (i) within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

6.6. Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.7. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and in effecting a pledge of Securities the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Purchaser.

6.8. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations. From and after the 8-K Filing, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

6.9. Reservation of Shares. On October 20, 2020, the Company reserved the 5 million shares needed to close this transaction.

7. Conditions of Parties’ Obligations.

7.1. Conditions of the Purchaser’ Obligations at the Closing. The obligations of the Purchaser under Section 2 hereof are subject to the fulfillment, prior to the Closing, of all of the following applicable conditions, any of which may be waived in whole or in part by the Purchaser in their absolute discretion. If the following conditions are not satisfied on or before October 20, 2020, then the Purchaser may terminate this Agreement with respect to that particular Purchaser upon providing written notice to the Company.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied by it on or before the applicable Closing.

(c) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Documents.

(d) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, and no Material Adverse Effect has occurred with respect to the operation of the Company’s business.

(e) Authorization of Shares. The Proposal shall have been approved at the Stockholders Meeting, and the Company shall have filed a Certificate of Amendment with the Nevada Secretary of State giving effect to the Proposal, thereby authorizing a sufficient number of shares of Common Stock so as to allow for the issuance at Closing of the Common Shares and the establishment of a reserve for the Warrant Shares.

(f) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date of the latest audited balance sheet of the Company included in the SEC Reports.

7.2. Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company: (i) each Purchaser at the Closing shall have performed all of its obligations hereunder required to be performed by it at or prior to the Closing, (ii) the representations and warranties of the Purchaser at the Closing contained in this Agreement shall be true and correct at and as of the Closing as if made at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the Proposal shall have been approved at the Stockholders Meeting. If the foregoing conditions are not satisfied on or before October 20, then the Company may terminate this Agreement upon providing written notice to the Purchaser.

8. Transfer Restrictions; Restrictive Legend.

8.1. Transfer Restrictions. The Purchaser understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Purchaser that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of such Purchaser, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to such Purchaser’s family member or trust for the benefit of an individual Purchaser, (E) transferring its Securities to any Affiliate of such Purchaser, in the case of an institutional investor, or other Person under common management with such Purchaser, or (F) a transfer that is made pursuant to a bona fide gift to a third party; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 8 and provides the Company with a representation letter containing substantially the same representations and warranties in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 hereof, (ii) the Company satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing any Securities may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

8.2. Unlegended Certificates. The Company shall be obligated to reissue unlegended certificates at the request of any holder thereof on or before the third (3rd) Trading Day following such request if (a) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, or (b) the securities represented by the certificate containing the foregoing legend have been registered for resale as contemplated in Section 10 of this Agreement, in which case the removal shall be predicated on the undertaking by such Purchaser that the securities will only be sold pursuant to such registration statement(s) or an available exemption from registration. As used herein “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

9. Registration, Transfer and Substitution of Certificates for Shares.

9.1. Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

9.2. Transfer Agent Instruction. Subject to satisfaction of either condition set forth in Section 8.2, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Purchaser or its nominee(s), for the Common Shares and, upon exercise of the Warrants, for the Warrant Shares. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9.2 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Purchaser effects a transfer of the Securities in accordance with Section 8.1, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. In the event that any sale, assignment or transfer involves Common Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Purchaser, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9.2, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without necessity of showing economic loss and without bond or other security being required.

9.3. Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Security, of like tenor.

10. Registration Rights of Purchaser.

10.1. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement under the Act on appropriate form covering the resale of the full amount of the Common Shares and Warrant Shares (collectively, the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (i) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date, or (ii) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than two Business Days from the Commission indicating that it has no further comments on the Registration Statement).

10.2. Limitation on Registrable Securities. In the event that the Staff of the Commission (the “Staff”) determines that the full amount of the Registrable Securities cannot be registered on the Registration Statement due to limitations under Rule 415 of the Act, then Company shall: (i) register the resale of that portion of the Registrable Securities as the Staff may permit under its interpretations of Rule 415, and (ii) undertake to register the remaining portion of the Registrable Securities as soon as registration would be permitted under Rule 415, as determined by the Company in good faith based on the Staff’s publicly available interpretations of Rule 415.

10.3. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to Section 10.2, if (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”) or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (b) on any day after the Effective Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of such holder’s Pro Rata Interest in the Total Purchase Price on each of the following dates: (i) the day of a Filing Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Filing Failure is cured; (ii) the day of an Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Effectiveness Failure is cured; and (iii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 10.3 are referred to herein as “Registration Delay Payments;” provided that no such payment shall continue beyond the later of: (i) a period of six months, or (ii) one year from the Closing. The first such Registration Delay Payment shall be paid within three Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full, provided that no such payment shall continue beyond the later of: (i) a period of six months, or (ii) one year from the Closing.

10.4. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 10.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the Commission, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Purchaser may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Purchaser shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c) The Company shall furnish to the Purchaser without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, 10 copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d) The Company shall notify the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver 10 copies of such supplement or amendment to the Purchaser (or such other number of copies as the Purchaser may reasonably request). The Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(g) If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (i) the Purchaser and its legal counsel and (ii) one firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall cooperate with the Purchaser and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such names as the Purchaser may request.

(j) If requested by a Purchaser, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k) The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l) The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within two Business Days after a Registration Statement that covers Registrable Securities is ordered effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchaser) confirmation that such Registration Statement has been declared effective by the Commission.

(n) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser) and the date on which the Grace Period will begin, and (ii) notify the Purchaser in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchaser receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 10.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 10.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(o) Neither the Company nor any Subsidiary or affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market and the Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

10.5. Obligations of the Purchaser.

(a) At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of the information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 10.4(e) or the first sentence of 10.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 10.4(e) or the first sentence of 10.4(d) and for which the Purchaser has not yet settled.

(d) Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

10.6. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 10, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

10.7. Reports under the Exchange Act. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to the Purchaser so long as the Purchaser owns Registrable Securities, promptly upon request during the Reporting Period, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

10.8. Assignment of Registration Rights. The rights under Section 10 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

10.9. Indemnification.

(a) Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), each of its officers and directors, partners, members and each person controlling such Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (B) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and in each case, the Company will reimburse each such Purchaser, each of its officers and directors, partners, members and each person controlling such Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (X) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser or controlling person, and stated to be specifically for use therein, (Y) the use by a Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective or (Z) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such prospectus or supplement; provided, further, that the indemnity agreement contained in this Section 10.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such Registration Statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each such holder, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein, or (B) any violation by such Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and in each case, such Purchaser will reimburse the Company, each other holder, and directors, officers, persons, underwriters or control persons of the Company and the other holders for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity agreement contained in this Subsection 10.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser (which consent shall not be unreasonably withheld or delayed). The liability of the Purchaser for indemnification under this Section 10.9 (b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c) Notice and Procedure. Each party entitled to indemnification under this Section 10.9 (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Contribution. If the indemnification provided for in this Section 10.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by such Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 10.9 was available to such party in accordance with its terms.

(e) Survival. The obligations of the Company and the Purchaser under this Section 10.9 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 10.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under the Transaction Documents.

11. Definitions. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 11, shall be construed in accordance with GAAP. If the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date the Registration Statement pursuant to Section 11 has been declared effective by the Commission.

“Encumbrances” means a lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance other than restrictions pursuant to any applicable state or federal securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” means (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

“Key Employee” means each of the Company’s executive officers.

“Knowledge” by a Person of a particular fact or other matter means the following: (a) if the Person is an individual, that such individual is actually aware or reasonably should be aware, after due inquiry, by virtue of such person’s office, of such fact or other matter; and (b) if the Person is an Entity, any executive officer of such Person is actually aware or reasonably should be aware, after due inquiry, of such fact or other matter.

“Lien” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights).

“Material Adverse Effect” means any (i) adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company.

“Material Contract” means all written and oral contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments, notes, commitments, commissions, undertakings, arrangements and understandings (i) which by their terms involve, or would reasonably be expected to involve, aggregate payments by or to the Company during any twelve month period in excess of $100,000, (ii) the breach of which by the Company would reasonably be expected to have a Material Adverse Effect, or (iii) which are required to be filed as exhibits by the Company with the Commission pursuant to Items 601(b)(2), 601(b)(4) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Permitted Indebtedness” means (1) Indebtedness existing on the Closing Date and disclosed in the SEC Reports, (2) Purchase Money Indebtedness, (3) Indebtedness to trade creditors incurred in the ordinary course of business, (4) the Notes held by the Note holders, and (5) extensions, refinancings and renewals of any items of Permitted Indebtedness in clauses (1) and (2) hereof, provided that the principal amount is not increased, other than by their existing terms, or the terms modified to impose more burdensome terms upon Company and such Indebtedness shall not be secured by any additional collateral.

“Permitted Liens” means any Lien disclosed in an SEC Report and: (1) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (2) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (3) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (4) Liens (a) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (5) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (1) through (4) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (7) leases, subleases, licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

 “Pro Rata Interest” means the number of Shares purchased by each Purchaser, relative to the total number of Shares being sold hereunder, as reflected on Schedule I attached hereto.

“Purchase Money Indebtedness” means Indebtedness, incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchaser.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 10 hereof.

“Required Holders” means Purchaser who purchase, in the aggregate, at least 66% of the total number of Shares offered and sold hereby.

“Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange or the OTC Markets Group Inc.

“Transaction Documents” means this Agreement and the Warrant.

12. Enforcement.

12.1. Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or now or hereafter available at law, in equity, by statute or otherwise.

12.2. No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchaser or any other holder of shares of Common Stock and no delay in exercising any such right, power or remedy conferred hereby or by any of the other Transaction Documents or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

13. Confidentiality. Except as otherwise agreed in writing by the Company, each Purchaser agrees that it will use reasonable care to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of the Transaction Documents (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 13 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Purchaser by a third party without knowledge by the Purchaser of any obligation of confidentiality such third party owes to the Company with respect to the information or (d) was known to the Purchaser prior to disclosure to the Purchaser by the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 13; (iii) to any Affiliate, partner, member, stockholder or advisor of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and, if requested by the Company, reasonably cooperates with the Company at the Company’s sole expense to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary herein, the confidentiality obligations of this Section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, the provisions of this Section 13 shall not apply after the 8-K Filing.

14. Miscellaneous.

14.1. Waivers and Amendments. Upon the approval of the Company and the written consent of the Required Holders, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and the Required Holders.

14.2. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on Schedule I with respect to the Purchaser.

If to the Company:

GiveMePower Corporation

370 Amapola Ave., Suite 200A

Torrance, CA 90501

or at such other address as the Company or each Purchaser each may specify by written notice to the other parties hereto in accordance with this Section 14.2.

14.3. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.4. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

14.5. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

14.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law principles.

14.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City and County of San Francisco, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.2 shall be deemed effective service of process on such party.

14.8. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASER AND THE COMPANY HEREBY WAIVE AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASER WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchaser that the provisions of this Section 14.8 constitute a material inducement upon which the Purchaser are relying and will rely in entering into this Agreement. The Purchaser or the Company may file an original counterpart or a copy of this Section 14.8 with any court as written evidence of the consent of the Purchaser and the Company to the waiver of the right to trial by jury.

14.9. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

14.10. Entire Agreement. The Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, except as set forth below, such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, the Transaction Documents shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and the Purchaser.

14.11. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

THE COMPANY

GivemePower Corporation

By:	/s/ Frank I Igwealor
	Name:	Frank I Igwealor
	Title:	Chief Executive Officer

[PURCHASER’S SIGNATURE PAGE SEPARATELY ATTACHED]

SCHEDULE I

Purchaser	No. Shares Purchased	Total Purchase Price
Poverty Solutions, Inc.	5,000,000	$20,000.00

Total	5,000,000	$20,000

PURCHASER SIGNATURE PAGE

The undersigned Purchaser hereby executes the Securities Purchase Agreement with GivemePower Corporation (the “Company”) and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

Number of Shares to be Purchased	Name of Purchaser

5,000,000	Poverty Solutions, Inc By: /s/ Ambrose O Egbuonu Name: Ambrose O Egbuonu Position Chairman